                                                                   EXHIBIT 99.01

The Homebuyer's Fair, Inc.
Report on Consolidated Financial Statements
For the years ended December 31, 1997 and 1998
 and for the nine months ended September 30, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of The Homebuyer's Fair, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The Homebuyer's Fair, Inc. and its subsidiaries (the "Company") at December 31, 1997 and 1998 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Century City, California
November 22, 1999

                           THE HOMEBUYER'S FAIR, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                December 31,
                                             -------------------  September 30,
                                               1997      1998         1999
                                             -------- ----------  -------------
                                                                   (unaudited)
                   Assets
Current assets:
  Cash and cash equivalents................. $ 96,185 $  469,486   $ 1,198,888
  Accounts receivable, net of allowance for
   doubtful accounts of $4,300 at December
   31, 1997, $99,901 at December 31, 1998,
   and $226,647 at September 30, 1999.......   43,004    235,287     1,208,021
  Deferred tax asset........................   59,296     11,366        88,957
  Due from related party....................       --         --       125,250
  Prepaids and other current assets.........       --     31,088        58,001
                                             -------- ----------   -----------
Total current assets........................  198,485    747,227     2,679,117
Property and equipment, net.................   24,761    183,026       543,486
Goodwill, net...............................       --  6,717,571    10,026,020
                                             -------- ----------   -----------
    Total assets............................ $223,246 $7,647,824   $13,248,623
                                             ======== ==========   ===========
    Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable.......................... $  7,250 $  132,834   $   259,122
  Accrued liabilities.......................       --     81,718       142,075
  Income taxes payable......................   37,289    151,916       803,230
  Deferred rent.............................       --     13,591            --
  Due to related party......................    5,284     21,466       144,454
  Deferred revenue..........................  143,203    380,183       450,049
  Current portion of capital lease
   obligation...............................       --     10,649        11,909
                                             -------- ----------   -----------
Total current liabilities...................  193,026    792,357     1,810,839
Notes payable...............................       --     25,000        25,000
Capital lease obligation....................       --     31,009        21,920
                                             -------- ----------   -----------
                                              193,026    848,366     1,857,759
                                             -------- ----------   -----------
Commitments and contingencies (Note 9)......
Stockholders' equity:
  Common stock, no par value; 2,000 shares
   authorized, issued and outstanding at
   December 31, 1997 and 1998 and September
   30, 1999.................................       --         --            --
  Additional paid-in capital................       --  7,000,000    12,300,000
  Accumulated earnings (deficit)............   30,220   (200,542)     (909,136)
                                             -------- ----------   -----------
    Total stockholders' equity..............   30,220  6,799,458    11,390,864
                                             -------- ----------   -----------
    Total liabilities and stockholders'
     equity................................. $223,246 $7,647,824   $13,248,623
                                             ======== ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           THE HOMEBUYER'S FAIR, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Year Ended        Nine Months
                                                 December 31,          Ended
                                              -------------------  September 30,
                                                1997      1998         1999
                                              -------- ----------  -------------
                                                                    (unaudited)
Revenues..................................... $635,669 $2,072,165   $5,087,297
Cost of revenues.............................   44,739    261,217      716,193
                                              -------- ----------   ----------
Gross profit.................................  590,930  1,810,948    4,371,104
                                              -------- ----------   ----------
Operating expenses:
  Sales and marketing........................   90,946    528,019    1,599,815
  Product development........................    1,000    132,542      291,350
  General and administrative.................  137,713    736,518    1,015,690
  Amortization of intangible assets..........       --    479,826    1,567,173
                                              -------- ----------   ----------
Total operating expenses.....................  229,659  1,876,905    4,474,028
                                              -------- ----------   ----------
Income (loss) from operations................  361,271    (65,957)    (102,924)
Other income (expense).......................    3,917     (2,248)     (28,498)
                                              -------- ----------   ----------
Income (loss) before income tax..............  365,188    (68,205)    (131,422)
Income tax benefit (expense).................   22,007   (162,557)    (577,172)
                                              -------- ----------   ----------
Net income (loss)............................ $387,195 $ (230,762)  $ (708,594)
                                              ======== ==========   ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                           THE HOMEBUYER'S FAIR, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Total
                            Common Stock  Additional              Stockholders'
                            -------------   Paid-In   Accumulated    Equity
                            Shares Amount   Capital     Deficit     (Deficit)
                            ------ ------ ----------- ----------- -------------
Balance at
 January 1, 1997...........    --   $ --  $        --  $ (67,194)  $   (67,194)
Reorganization............. 2,000
Distributions..............                             (289,781)     (289,781)
Net income.................                              387,195       387,195
                            -----   ----  -----------  ---------   -----------
Balance at December 31,
1997....................... 2,000     --           --     30,220        30,220
Capital contributions made
 in connection with
 acquisition...............                 7,000,000                7,000,000
Net loss...................                             (230,762)     (230,762)
                            -----   ----  -----------  ---------   -----------
Balance at December 31,
 1998...................... 2,000     --    7,000,000   (200,542)    6,799,458
Capital contributions made
 in connection with
 acquisitions (unaudited)..                 5,300,000                5,300,000
Net loss (unaudited).......                             (708,594)     (708,594)
                            -----   ----  -----------  ---------   -----------
Balance at September 30,
 1999 (unaudited).......... 2,000   $ --  $12,300,000  $(909,136)  $11,390,864
                            =====   ====  ===========  =========   ===========




  The accompanying notes are an integral part of these consolidated financial statements.

                           THE HOMEBUYER'S FAIR, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               Year Ended          Nine Months
                                              December 31,            Ended
                                          ----------------------  September 30,
                                            1997        1998          1999
                                          ---------  -----------  -------------
                                                                   (Unaudited)
Cash flows from operating activities:
Net income (loss).......................  $ 387,195  $  (230,762)  $  (708,594)
Adjustments to reconcile net loss to net
 cash provided by (used in) operating
 activities:
Depreciation and amortization...........      4,222       27,750        94,106
Provision for doubtful accounts.........      4,300       95,601       126,746
Deferred rent...........................         --       (2,360)      (13,591)
Amortization of intangible assets.......         --      479,826     1,567,173
Changes in operating assets and
 liabilities, net of acquisitions:
  Accounts receivable...................    (11,695)    (277,905)     (928,039)
  Other assets..........................                 (23,843)      (20,445)
  Deferred income taxes.................    (59,296)      47,930       (77,591)
  Accounts payable and accrued
   liabilities..........................     49,823     (266,954)      816,470
  Deferred revenues.....................    (43,870)    (214,830)       69,866
                                          ---------  -----------   -----------
Net cash provided by (used in) operating
 activities.............................    330,679     (365,547)      926,101
                                          ---------  -----------   -----------
Cash flows from investing activities:
Purchases of property and equipment.....    (20,595)     (26,994)     (241,486)
Acquisition of NSRS, net of cash
 acquired...............................         --   (5,845,400)           --
Acquisition of FAS & CMR, net of cash
 acquired...............................         --           --    (3,940,269)
                                          ---------  -----------   -----------
Net cash used in investing activities...    (20,595)  (5,872,394)   (4,181,755)
                                          ---------  -----------   -----------
Cash flows from financing activities:
Capital contributions from Central
 Newspaper, Inc. .......................         --    7,000,000     4,000,000
Capital distributions...................   (289,781)          --            --
Repayment of note payable...............         --     (405,000)           --
Net proceeds from (payments to) related
 parties................................         --       16,242        (7,115)
Repayment of capital lease obligation...         --           --        (7,829)
                                          ---------  -----------   -----------
Net cash provided by (used in) financing
 activities.............................   (289,781)   6,611,242     3,985,056
                                          ---------  -----------   -----------
Change in cash and cash equivalents.....     20,303      373,301       729,402
Cash and cash equivalents, beginning of
 period.................................     75,882       96,185       469,486
                                          ---------  -----------   -----------
Cash and cash equivalents, end of
 period.................................  $  96,185  $   469,486   $ 1,198,888
                                          =========  ===========   ===========
Supplemental disclosure of non-cash
 investing activities:
Net assets acquired (liabilities
 assumed) in connection with
 acquisitions...........................  $      --  $(1,197,397)  $   424,379
                                          =========  ===========   ===========
Issuance of equity in connection with
 the acquisition of CMR, Inc. ..........  $      --  $        --   $ 1,300,000
                                          =========  ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THE HOMEBUYER'S FAIR, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business:

   The Company--The Homebuyer's Fair, Inc. (the "Company") is an Arizona corporation and subsidiary of Central Newspapers, Inc. ("CNI"), a media and information company. The Company provides internet-based relocation-related services and information to individuals who are relocating and to corporations who are relocating employees.

   In September 1998, the Company acquired 100% of National School Reporting Services, Inc.'s ("NSRS") issued and outstanding common stock at which time NSRS became a wholly-owned subsidiary of the Company. NSRS provides internet-based information related to schools across the nation.

   In April 1999, the Company acquired 80% of FAS Hotline, Inc.'s ("FAS") and 100% of The Center for Mobility Resources, Inc.'s ("CMR") issued and outstanding common stock through its parent company, CNI. FAS provides a full range of both domestic and international relocation services and information to both individuals and corporations. The information is compiled and presented in an automated fashion through CMR's web sites.

   Effective October 31, 1999, Homestore.com, Inc. acquired from CNI and minority shareholders all of the Company and its subsidiaries' outstanding shares of common stock, at which time the Company became a wholly-owned subsidiary of Homestore.com, Inc.

2. Summary of Significant Accounting Policies:

   Basis of Presentation--The consolidated financial statements of the Company reflect the financial position, results of operations and cash flows of NSRS from September 10, 1998, and FAS and CMR from April 1, 1999. All intercompany transactions and balances have been eliminated in consolidation.

   Unaudited Interim Financial Information--The interim consolidated financial information of the Company for the nine months ended September 30, 1999 is unaudited. The unaudited interim financial information has been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows as of and for the nine months ended September 30, 1999.

   Use of Estimates--The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results may differ from those estimates.

   Cash Equivalents--The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of deposits in money market funds.

   Concentration of Credit Risk--Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. Cash and cash equivalents are deposited with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the United States. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable.

                          THE HOMEBUYER'S FAIR, INC.

   Revenues generated from one of the Company's customers accounted for 27% of net revenues for the year ended December 31, 1997 and revenues generated from another customer accounted for 12% of net revenues for the year ended December 31, 1998. No customers accounted for more than 10% of net revenues for the nine months ended September 30, 1999 (unaudited). At September 30, 1999 (unaudited), one customer accounted for 13% of net accounts receivable.

   Fair Value of Financial Instruments--The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and notes payable are carried at cost, which approximates their fair values because of the short-term maturity of these instruments and the relatively stable interest rate environment.

   Property and Equipment--Property and equipment are stated at historical cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally five years or less, or the shorter of the lease term or the estimated useful lives of the assets, if applicable.

   Goodwill--Goodwill resulted from the acquisitions of NSRS, FAS and CMR. This goodwill is being amortized on a straight-line basis over the estimated period of benefit of five years (Note 5).

   The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

   Revenue Recognition--The Company sells leads and referrals to companies in the relocation industry services pursuant to short-term contracts. Revenue from leads and referrals is recognized as leads and referrals are delivered. The Company also sells banner advertising pursuant to short-term contracts. Advertising revenue is recognized based upon the lesser of impressions delivered over the total number of guaranteed impressions or ratably in the period in which the advertisement is displayed, provided that no significant company obligations remain and collection of the resulting receivable is probable. Company obligations typically include the guarantee of a minimum number of impressions or times that an advertisement appears in pages viewed by the users of the Company's online properties. Revenues are also derived from the sale of marketing and advertising products and services to real estate agents and brokers. Substantially all of the agent marketing products and services are sold on a monthly, quarterly or annual subscription basis. Accordingly, such revenues are deferred and recognized ratably over the period services are provided.

   Product Development Costs--Product development costs incurred by the Company to develop, enhance, manage, monitor and operate the Company's web sites are expensed as incurred. Costs related to the research and compiling of information for the Company's web sites are expensed as incurred.

   Advertising Expense--Advertising costs are expensed as incurred and totaled $52,823, $88,591 and $481,227 (unaudited) for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1999, respectively.

   Income Taxes--Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                          THE HOMEBUYER'S FAIR, INC.

   Fiscal Year End--The Company operates under thirteen-week calendar quarters. For financial statement presentation purposes, however, the reporting periods are referred to as ended on the last calendar day of the period. The accompanying consolidated financial statements for the years ended December 31, 1997 and 1998 are for the fifty-two weeks ended December 28, 1997 and December 27, 1998, respectively. The accompanying unaudited consolidated financial statements for the nine-months ended September 30, 1999 are for the thirty-nine weeks ended September 26, 1999.

   Comprehensive Income--Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

   Recent Accounting Pronouncements--In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. The adoption of SOP 98-1 in the first quarter of 1999 did not have a significant impact on the Company's financial position, results of operations or cash flows.

   In April 1998, the AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP No. 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, start-up costs that were capitalized in the past must be written off when SOP No. 98-5 is adopted. The adoption of SOP No. 98-5 during the first quarter of 1999 did not have a significant impact on the Company's financial position, results of operations or cash flows.

3. Acquisitions:

   Effective September 9, 1998, the Company acquired all the outstanding shares of NSRS, a Delaware corporation, in exchange for $6,000,000 in cash. This acquisition was funded through the Company's parent, CNI. The transaction has been accounted for as a purchase. The excess of purchase consideration over the net tangible assets acquired of $7,197,397 has been allocated to goodwill and is being amortized on a straight-line basis over five years. The purchase agreement also provides for certain contingent earn-out payments in the event that a predetermined level of earnings is achieved. For the year ended December 31, 1998 and for the nine months ended September 30, 1999 no earn-out payments were earned under the terms of this agreement.

   Effective April 1, 1999, the Company acquired 80% of the outstanding shares of FAS, an Arizona corporation, in exchange for $4,000,000 in cash. This acquisition was funded through the Company's parent, CNI. The transaction has been accounted for as a purchase. The excess of purchase consideration over the net tangible assets acquired of $3,659,792 has been allocated to goodwill and is being amortized on a straight-line basis over five years. The purchase agreement also provides for certain contingent earn-out payments in the event that a predetermined level of earnings is achieved. For the nine months ended September 30, 1999, no earn-out payments were earned under the terms of this agreement.

   Effective April 1, 1999, the Company acquired 100% of the outstanding shares of CMR through the Company's parent, CNI. Prior to this acquisition, CNI had owned 89% of the Company. In exchange for 9% of the Company's equity held by CNI valued at $1,300,000, the Company acquired 100% of CMR. The transaction has been accounted for as a purchase. The excess of purchase consideration over the net tangible assets acquired of $1,215,830 has been allocated to goodwill and is being amortized on a straight-line basis over five years. The

                          THE HOMEBUYER'S FAIR, INC.

purchase agreement also provides for certain contingent earn-out payments in the event that a predetermined level of earnings is achieved. For the nine months ended September 30, 1999, no earn-out payments were earned under the terms of this agreement.

   The following summarized unaudited pro forma financial information assumes the acquisitions of NSRS, FAS and CMR occurred at the beginning of each period:

                                            Year Ended
                                           December 31,        Nine Months Ended
                                       ----------------------    September 30,
                                          1997        1998           1999
                                       ----------  ----------  -----------------
Revenues..............................  2,127,000   3,998,000      5,467,000
Net loss.............................. (4,850,000) (3,908,000)    (1,083,000)

4. Property and Equipment:

   Property and equipment consists of the following:

                                                December 31,
                                              -----------------  September 30,
                                               1997      1998        1999
                                              -------  --------  -------------
                                                                  (unaudited)
Computer equipment........................... $29,915  $125,326    $ 569,781
Furniture and fixtures.......................      --    13,062       19,954
Leasehold improvements.......................      --    36,142       39,361
Equipment under capital lease................      --    41,400       41,400
                                              -------  --------    ---------
                                               29,915   215,930      670,496
Less: Accumulated depreciation including
 capital lease amortization of $0, $3,577,
 and $8,406 at December 31, 1997 and 1998,
 and September 30, 1999 (unaudited),
 respectively................................  (5,154)  (32,904)    (127,010)
                                              -------  --------    ---------
                                              $24,761  $183,026    $ 543,486
                                              =======  ========    =========

5. Goodwill:

  Goodwill consists of the following:

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
                                                                    (Unaudited)
Goodwill--NSRS.......................................  $7,197,397   $ 7,197,397
Goodwill--FAS & CMR..................................          --     4,875,622
                                                       ----------   -----------
                                                        7,197,397    12,073,019
Less: Accumulated amortization.......................    (479,826)   (2,046,999)
                                                       ----------   -----------
                                                       $6,717,571   $10,026,020
                                                       ==========   ===========

                          THE HOMEBUYER'S FAIR, INC.

6. Related-Party Transactions:

   At December 31, 1997 and 1998, the Company owed $5,284 and $21,466, respectively to a company owned by certain stockholders of the Company. This liability resulted from the payment of certain operating expenses on behalf of the Company.

   At September 30, 1999, the Company owed $144,454 (unaudited) to its parent company, CNI. This liability resulted from CNI paying certain database consulting fees on behalf of the Company.

   At September 30, 1999, the Company was owed $125,250 (unaudited) by its parent company, CNI. This receivable resulted from the Company paying for certain expenses on behalf of CNI.

7. Note Payable:

   In connection with the acquisition of NSRS, the Company assumed a $25,000 note payable, which is due and payable on June 30, 2002.

8. Income Taxes:

   The provision for income taxes is comprised of the following:

                                                       December 31, December 31,
                                                           1997         1998
                                                       ------------ ------------
   Current Federal....................................   $(29,868)   $ (91,816)
   Current State......................................     (7,421)     (22,811)
   Deferred Federal...................................     47,496      (38,392)
   Deferred State.....................................     11,800       (9,538)
                                                         --------    ---------
                                                         $ 22,007    $(162,557)
                                                         ========    =========

The following is a summary of deferred tax assets as of December 31, 1997 and 1998:

                                                      December 31, December 31,
                                                          1997         1998
                                                      ------------ ------------
   Deferred tax assets:
   Net operating losses..............................   $    --    $ 2,286,061
   Depreciation and amortization.....................        --        413,349
   Accruals and reserves.............................    59,296        158,173
                                                        -------    -----------
   Total deferred tax assets.........................    59,296      2,857,583
   Less: valuation allowance.........................        --     (2,846,217)
                                                        -------    -----------
                                                        $59,526    $    11,366
                                                        =======    ===========

   As a result of the acquisition of NSRS by the Company, the deferred tax assets and related valuation allowance of NSRS are included in the Company's deferred tax asset balance at December 31, 1998. NSRS has net operating loss ("NOL") carryforwards for federal and state income tax purposes of approximately $5,686,718 which expire beginning in the tax year 2011. Realization of these NOLs and other deferred tax assets is dependent on future earnings of NSRS, if any, the timing and the amount of which are uncertain. Accordingly, based on management's assessment, a valuation allowance, related solely to the NSRS NOLs and deferred tax assets, has been established to reflect these uncertainties. The valuation allowance increased by $0 and $2,846,217 during the years ended December 31, 1997 and 1998, respectively.

                          THE HOMEBUYER'S FAIR, INC.

   The Company was acquired by CNI in October 1997 thereby terminating the Company's Limited Liability Company ("LLC") status. LLCs generally are treated as partnerships for tax purposes and thus income and losses of LLCs flow through to the partners and are taxed on the partners' income tax returns. Following the acquisition, the Company's income and losses were included in CNI's consolidated income tax return.

   The provision for income taxes results in an effective tax rate that differs from the federal statutory rate as a result of the acquisition of the Company by CNI and nondeductible goodwill.

                                                             For the years
                                                           ended December 31,
                                                           -------------------
                                                             1997       1998
                                                           ---------  --------
   Federal statutory provision (benefit).................. $ 130,354  $(26,409)
   State taxes, net of federal benefit....................    (2,847)   21,027
   Permanent differences..................................  (149,514)  167,939
                                                           ---------  --------
                                                           $ (22,007) $162,557
                                                           =========  ========

9. Commitments and Contingencies:

   Operating Leases

   The Company leases certain facilities and equipment under noncancellable operating leases with various expiration dates through 2001. The leases generally contain renewal options and payments that may be adjusted for increases in operating expenses and increases in the Consumer Price Index.

  Future minimum lease payments under these operating leases as of December 31, 1998 are as follows:

     1999.............................................................  $ 47,154
     2000.............................................................    97,426
     2001.............................................................    12,520
                                                                        --------
       Total..........................................................  $157,100
                                                                        ========

   Rental expense for operating leases was $19,327, $29,400 and $63,506 for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1999 (unaudited), respectively.

                          THE HOMEBUYER'S FAIR, INC.

   In connection with the acquisition of NSRS, the Company assumed capital leases for certain computer, telephone and copier equipment. The future minimum lease payments under capital leases, (including present value of net minimum lease payments) as of December 31, 1998 are as follows:

   1999..............................................................  $ 16,162
   2000..............................................................    16,162
   2001..............................................................    16,162
   2002..............................................................     3,570
   2003..............................................................       964
                                                                       --------
   Total minimum obligations.........................................    53,020
   Less amounts representing interest................................   (11,362)
                                                                       --------
   Present value of minimum obligations..............................    41,658
   Less current portion..............................................    10,649
                                                                       --------
   Long-term obligations.............................................  $ 31,009
                                                                       ========

   Contingencies

   From time to time, the Company has been party to various litigation and administrative proceedings relating to claims arising from its operations in the normal course of business. Based on the advice of counsel, management believes that the resolution of these matters will not have a material adverse effect on the Company's business, results of operations, financial condition or cash flows.